REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS ON INTERNAL
CONTROL STRUCTURE


Shareholders and Board of Directors
S.I.S. Mercator Fund, Inc.
Wayne, Pennsylvania


We have audited the accompanying statement of assets and liabilities of S.I.S. Mercator Fund, Inc.
(comprising, respectively, the Global Equity
Portfolio and the Global Income Portfolio), including the portfolios of investments, as of October 31, 1996, and the related statements of operations and changes in net assets, and the financial highlights for the period November 8, 1995 (commencement of operations) to October 31, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1996 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluation the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Global
Equity Portfolio and the Global Income Portfolio as of October 31, 1996, the results of their operations, the changes in their net assets, and the financial highlights for the period from November 8, 1995 to October 31, 1996, in conformity with generally accepted accounting principles.



Tait, Weller and Baker



Philadelphia, Pennsylvania
November 18, 1996